As filed with the Securities and Exchange Commission on November 1, 2021.
Registration No. 333-258408

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT NO. 333-
UNDER
THE SECURITIES ACT OF 1933

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	87-3037521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Telephone: (800) 914-1220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Stark
General Counsel
ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Telephone: (800) 914-1220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box .  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-258408) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by ZoomInfo Technologies Inc. (formerly “ZoomInfo NewCo Inc.”), a Delaware corporation (the “Successor Registrant”), as the successor registrant to ZoomInfo Intermediate Inc. (formerly “ZoomInfo Technologies Inc.”), a Delaware corporation (the “Predecessor Registrant”), to reflect a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Reorganization”).
The Reorganization was completed on October 29, 2021 pursuant to the Agreement and Plan of Merger, dated as of October 29, 2021 (the “Merger Agreement”), among the Succesor Registrant, the Predecessor Registrant and ZoomInfo MergerSub 1 Inc., a Delaware corporation (“Merger Sub”) and a direct wholly-owned subsidiary of the Successor Registrant, pursuant to which Merger Sub was merged with an into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct wholly owned subsidiary of the Successor Registrant. The Successor Registrant changed its name from “ZoomInfo NewCo Inc.” to “ZoomInfo Technologies Inc.” and the Predecessor Registrant changed its name from “ZoomInfo Technologies Inc.” to “ZoomInfo Intermediate Inc.” In accordance with the terms of the Merger Agreement, (i) each outstanding share of the Predecessor Registrant’s Class A common stock, par value $1.00 per share (the “Predecessor Class A Common Stock”), was converted into one share of the Successor Registrant’s Class A common stock, par value $1.00 per share, evidencing the same proportional interests in the Successor Registrant and having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as a share of the Predecessor Class A Common Stock immediately prior to the Reorganization, and (ii) the Successor Registrant adopted organizational documents substantially identical to those of the Predecessor Registrant and assumed certain obligations of the Predecessor Registrant, in each case, to enable the Successor Registrant to offer and sell the securities listed in the Registration Statement on the same terms and conditions as the Predecessor Registrant prior to the Reorganization.
In accordance with paragraph (d) of Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.
This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The information set forth in this item is incorporated by reference from Item 14 of Registration Statement Form S-3, File No. 333-258408, effective as of August 3, 2021.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The information set forth in this item is incorporated by reference from Item 15 of Registration Statement on Form S-3, File No. 333-258408, effective as of August 3, 2021.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)    Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)    Financial Statement Schedules. None.

ITEM 17. UNDERTAKINGS
(1) The undersigned registrant hereby undertakes:
(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(B) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(D) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date..
(E) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 29, 2021, by and among ZoomInfo Technologies Inc. (formerly ZoomInfo NewCo Inc.), ZoomInfo Intermediate Inc. (formerly ZoomInfo Technologies Inc.) and ZoomInfo Merger Sub 1 Inc. (incorporated by reference to Exhibit 2.1 to ZoomInfo Technologies Inc.’s Current Report on Form 8-K (File No. 001-39310) filed with the SEC on November 1, 2021 (first filing))

3.1
Amended and Restated Certificate of Incorporation of ZoomInfo Technologies Inc. (incorporated by reference to Exhibit 3.1 to ZoomInfo Technologies Inc.’s Current Report on Form 8-K (File No. 001-39310) filed with the SEC on November 1, 2021 (first filing))

3.2
Amended and Restated Bylaws of ZoomInfo Technologies Inc. (incorporated by reference to Exhibit 3.2 to ZoomInfo Technologies Inc.’s Current Report on Form 8-K (File No. 001-39310) filed with the SEC on November 1, 2021 (first filing))

5.1	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of KPMG LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on the 1st day of November, 2021.

ZOOMINFO TECHNOLOGIES INC.

By:	/s/ Henry Schuck
Name: Henry Schuck Title: Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Henry Schuck, Cameron Hyzer, Anthony Stark, and Ashley McGrane and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 1st day of November, 2021.

Signature	Title

/s/ Henry Schuck	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
Henry Schuck

/s/ Todd Crockett	Director
Todd Crockett

/s/ Mitesh Dhruv	Director
Mitesh Dhruv

/s/ Keith Enright	Director
Keith Enright

/s/ Ashley Evans	Director
Ashley Evans

/s/ Mark Mader	Director
Mark Mader

/s/ Patrick McCarter	Director
Patrick McCarter

/s/ Jason Mironov	Director
Jason Mironov

/s/ D. Randall Winnr	Director
D. Randall Winn

/s/ Cameron Hyzer	Chief Financial Officer (principal financial officer)
Cameron Hyzer

/s/ Sriprasadh Cadambi	Chief Accounting Officer (principal accounting officer)
Sriprasadh Cadambi